Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders:
UAG UK Holdings Limited:

We consent to the incorporation by reference in the registration statements (Nos. 333-105311, 333-26219, 333-177855, and 333-184734) each on Form S-8 of Penske Automotive Group, Inc. of our report dated February 28, 2013, with respect to the consolidated balance sheets of UAG UK Holdings Limited as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 Annual Report on Form 10-K of Penske Automotive Group, Inc. Neither the aforementioned financial statements nor the related financial statement schedule are presented in the Form 10-K.

/s/ KPMG Audit Plc

Birmingham, United Kingdom
February 28, 2013